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                                                    AFTER RECORDING RETURN TO:
                                                        STEPHEN R. LEEDS, ESQ.
                                                               ROGERS & HARDIN
                                             2700 CAIN TOWER, PEACHTREE CENTER
                                                     229 PEACHTREE STREET N.E.
                                                        ATLANTA, GEORGIA 30303


                                   LEASE AGREEMENT


         THIS LEASE AGREEMENT ("Lease") made as of the 3rd day of January, 1996, by and between CARL H. WESTCOTT ("Landlord"), whose address is 1303 Marsh Lane, Carrollton, Texas 75006 and ATLANTA TOYOTA, INC., a Texas corporation ("Tenant"), whose address is 2345 Pleasant Hill Road, Duluth, Georgia 30136.

                                 W I T N E S S E T H:

         FOR AND IN CONSIDERATION of the sum of $10.00 Dollars in hand paid and of the mutual covenants and conditions contained herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. PREMISES. Landlord leases to Tenant and Tenant takes bona Landlord the following property:

         The tract of land containing 9.634 acres, being in Land Lot 231 of the 6th District of Gwinnett County, Georgia, being more particularly described on EXHIBIT A, attached hereto and incorporated by reference herein.

together with all improvements thereon and all rights, privileges, easements and appurtenances pertaining thereto (collectively, the "Premises") upon the terms contained herein.

         2. TERM. The term ("Term") hereof shall begin on the date hereof and shall end on January 31, 2016, unless extended or sooner terminated as provided herein.

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         3.   RENT.

         (a) During the first (1st) through the thirty-sixty (36th) month of the Term, Tenant agrees to pay to Landlord, without demand, deduction, or offset, as rent for the Premises, the sum of $81,666.67 per month.

         (b) During the thirty-seventh (37th) through the one hundred twentieth (120th) month of the Term, Tenant agrees to pay to Landlord, without demand, deduction, or offset, as rent for the Premises, the sum of $90,000.00 per month.

         (c) During the one hundred twenty-first (121st) through the one hundred eightieth (180th) month of the Term, Tenant agrees to pay to Landlord, without demand, deduction, or offset, as rent for the Premises, the greater of either (i) $90,000.00 per month, or (ii) the First CPI Adjusted Rent Rate per month (as calculated and defined below).

         (d) During the one hundred eighty-first (181st) month of the Term through the end of the Term, Tenant agrees to pay to Landlord, without demand, deduction, or offset, as rent for the Premises, the greater of either (i) the monthly rent provided for in subparagraph 30) above, or (i) the Second CPI Adjusted Rent Rate per month (as calculated and defined below).

              (e) (i) For purposes of this Lease, the following definitions shall apply:

                        (A) The term "CONSUMER PRICE INDEX" shall mean the Consumer Price Index for All Urban Consumers of Atlanta, Georgia (all items, 1982-

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84=100) published by the Bureau of Labor Statistics, United States Department of
Labor.

                        (B) The term "Basic Index" shall mean, with respect to the calculation of the First CPI Adjusted Rent Rate, the Consumer Price Index most recently published prior to January 3, 1996, and shall mean, with respect to the calculation of the Second CPI Adjusted Rent Rate, the Consumer Price Index most recently published prior to February 1, 2006.

                        (C) The term "ADJUSTED INDEX" shall mean, with respect to the calculation of the First CPI Adjusted Rent Rate, the Consumer Price Index most recently published prior to February 1, 2006, and shall mean, with respect to the calculation of the Second CPI Adjusted Rent Rate, the Consumer Price Index most recently published prior to February 1, 2011.

                   (ii) In computing the First CPI Adjusted Rent Rate, the pertinent Adjusted Index shall be divided by the pertinent Basic Index, and the resulting quotient shall be multiplied by seventy-five hundredths (.75 or 75%). This product shall then be multiplied by the monthly rental figure determined in accordance with subparagraph 3(b) above and the product thereof shall equal the First CPI Adjusted Rent Rate.

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                   (iii) In computing the Second CPI Adjusted Rent Rate, the
         pertinent Adjusted Index shall be divided by the pertinent Basic Index, and the resulting quotient shall be multiplied by seventy-five hundredths (.75 or 75%). This product shall then be multiplied by the monthly rental figure determined in accordance with subparagraph 3(c) above and the product thereof shall equal the Second CPI Adjusted Rent Rate.

                   (iv) In the event that (A) the Consumer Price Index ceases to use 1982-84=100 as the basis of calculation, or (B) the Consumer Price Index shall be discontinued for any reason, the Bureau of Labor Statistics shall be requested to furnish a new index comparable to the Consumer Price Index together with information which will make possible the conversion to the new index in computing the adjusted rent under this subparagraph 3(e). If for any reason the Bureau of Labor Statistics does not furnish such an index and such information, the parties hereto shall hereafter accept and use such other index or comparable statistics on the cost of living for the City of Atlanta, Georgia as shall be computed and published by an agency of the United States or by a responsible financial periodical of recognized authority men to be selected by Landlord and Tenant.

              (f) Notwithstanding the foregoing, in no event shall any monetary adjustment in the annualized rent rate

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pursuant to subparagraphs 3(c) or 3(d) above ever result in the annual rental being increased to an amount greater than one and one-quarter percent (1.25%) of all gross sales generated by Tenant from the Premises during the twelve-month period occurring immediately prior to such increase.

              (g) Rent during the Term hereof shall be due and payable at Landlord's office at the above address on or before the first day of each calendar month thereof. Any rent payment not received by the fifth (5th) day of the calendar month shall be subject to a two and one-half percent (2.5%) late charge, which charge the parties agree is a fair estimation of the damages which may reasonably be expected to be incurred by Landlord in connection with receiving such late payment.

              (h) If the Term shall commence or end on a day other than the first day of a calendar month, then the monthly rent for any fractional months of the Term shall be appropriately prorated.

         4. UTILITIES. Tenant shall have all utilities listed in its name and shall pay all utility bills, including, but not limited to water, sewer, gas, electricity, fuel, light, and heat bills, for the Premises, and Tenant shall pay all charges for garbage collection services or other sanitary services rendered to the Premises or used by Tenant in connection therewith. If Tenant fails to pay for such services, Landlord may, at its option and after providing Tenant with at least three (3) days

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prior written notice, pay the same, and the amount of the payment shall be payable to Landlord as additional rent.

         5. USE OF THE PREMISES; ENVIRONMENTAL INDEMNITY. The Premises shall be used only for the operation of an automobile dealership, service facility, and body shop facility and for any other purposes which may be agreed to by the parties. The Premises shall not be used for any illegal purpose, nor in any manner which may create nuisance or trespass. Furthermore, Tenant shall not violate way federal or state environmental law, and Tenant agrees to indemnify and hold harmless Landlord from any and all damages, costs, fines and expenses that might arise as a result of any such violation and from its placement upon the Premises of hazardous wastes and toxic substances that are placed on the Premises after the date hereof. Notwithstanding anything to the contrary contained in this Paragraph 5, there shall not be deemed to be a nuisance or trespass and Tenant's obligation to indemnify and hold Landlord harmless shall not extend to any damages, claims, or liabilities arising as a result of contaminants existing on the Premises on the date hereof or migrating onto or beneath the Premises where such contamination is not caused by or attributable to Tenant.

         6. REPRESENTATION. All representations and warranties made by Landlord in Sections 2.10, 2.11 and 3.3 of that certain Stock Purchase Agreement (the "SPX') dated November 17, 1995, as amended by that certain Amendment Agreement dated January 16, 1996, by and among Landlord, United Auto Group, Inc. and UAG Atlanta, Inc. are hereby incorporated by reference to the same

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effect as if fully set forth herein; provided, however, that such representations and warranties shall survive only for the period of time stipulated in the SPA.

         7. NO REPAIRS BY LAND. Landlord shall not be obligated to repair or maintain the Premises, and all repairs, replacements, and maintenance of any kind shall be the sole responsibility of Tenant.

         8. REPAIRS BY TENANT. Tenant accepts the condition of the Premises as of the date hereof and agrees that the Premises are suited for the uses specified herein. Tenant shall, throughout the Term, at its expense, maintain the Premises in good order and repair, including but not limited to repair and maintenance and, if necessary, replacement of the electrical, heating ventilation and air conditioning and plumbing systems, as well as the roof and all structural components of buildings located on the Premises. Tenant further agrees to care for all landscaping on the Premises, including the mowing of grass, paving, policing, care of shrubs and general landscaping. If Tenant fails to properly maintain and repair any portion of the Premises, Landlord may, following at least three (3) days prior written notice to Tenant maintain the same including replacing of components and Tenant shall pay to Landlord upon demand the commercially reasonable costs thereof together with interest on said amount from the date of payment by Landlord at a rate equal to three percent (3%) over the prime commercial rate announced from time to time by NationsBank of Georgia, N.A. (or, if not available, by any other large banking institution with offices

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situated in Atlanta, Georgia).  Tenant agrees to return the Premises to Landlord in as good condition and repair as when first received by Tenant, natural wear and tear, damage by storm, fire, lightening; earthquake or other casualties and condemnation excepted.

         9. TAX AND INSURANCE. Tenant shall promptly and on a timely basis pay as additional rent during the Term all charges for taxes (including, but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the Premises, which amounts shall be prorated between Tenant and Landlord for all periods partially but not entirely within the Term. Tenant shall also maintain, at all times during the Tenn of this Lease, fire and extended insurance coverage on the Premises in amounts equal to the full replacement value of the Premises, and written on policies issued by underwriters reasonably acceptable to Landlord. Landlord agrees that such coverages may be provided by blanket policies of insurance covering other locations in addition to the Premises. All policies shall insure Landlord and Tenant as their respective interests shall appear and shall contain a replacement cost endorsement and a mortgagee clause in favor of Landlord's mortgagee(s). Should Tenant fail to pay such tax expenses or fail to provide certificates evidencing the required insurance coverage, Landlord may, following at least three (3) days prior written notice to Tenant, pay any such charges or secure such coverage, and Tenant shall pay to Landlord upon demand as additional rent all amounts so expended by Landlord together with

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interest on said amount from the date of payment by Landlord at a rate equal to three percent (3%) over the prime commercial rate announced from time to time by NationsBank of Georgia, N.A. (or, if not available, by any other large banking institution with offices situated in Atlanta, Georgia).

         10. DESTRUCTION OF OR DAMAGE TO THE PREMISES. If the Premises should be damaged or destroyed by any insured peril whatsoever, all insurance proceeds shall be delivered to Landlord and Landlord shall proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which it existed prior to such damage or destruction. If, however, the damage or destruction (a) shall be complete or (b) shall occur within the last year of the Term, then either Tenant or Landlord may terminate this Lease as of the date that such damage or destruction occurs by giving written notice to the other of such election to terminate within sixty (60) days after the date of such damage or destruction. The rent payable under this Lease shall be abated beginning on the date of damage or destruction within the scope of this Paragraph 10 (to the extent that the Premises are rendered unusable by Tenant) and shall resume upon recompletion to substantially the condition in which the Premises existed prior to such damage or destruction. The obligation of Landlord to rebuild the Premises as required by this Paragraph 10 shall not be affected or diminished in any may by Landlord's inability to obtain access to any insurance proceeds which may have been delivered to Landlord's mortgagee.

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         11.  INDEMNITY; WAIVER OF SUBROGATION.  Tenant agrees to indemnify and hold harmless Landlord, against all claims, and expenses resulting therefrom, including reasonable attorneys' fees and court costs, for damage to persons or property by reason of the use or occupancy of the Premises by Tenant. Tenant shall periodically provide Landlord with certificates of general liability insurance naming Landlord as an additional insured, in an amount of not less than $3,000,000 and with an insurance carrier reasonably satisfactory to Landlord. The dollar amount of such insurance coverage shall be reviewed annually, and adjusted if necessary, in order to provide for adequate protection to both Landlord and Tenant; provided, however, in no event shall any aggregate percentage increases in Tenant's liability coverage obligations hereunder ever exceed the cumulative percentage increases in the Consumer Price Index occurring during the corresponding portion of the Term of this Lease.

         Landlord and Tenant each hereby release and waive any right of recovery against the other for any loss, claim, liability, or damage occurring on or to the Premises, whether wholly or contributorily caused by the negligence of the other party, to the extent that the same is compensated by actual receipt of proceeds from insurance policies covering such loss, claim, liability, or damage.

         12. ALTERATIONS. Tenant shall make no alterations, additions or improvements to the Premises without the express prior written consent of Landlord which consent shall not be

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unreasonably withheld, except that Tenant may alter any wall that is not of a load-bearing nature without the consent of Landlord. In the event Landlord has not responded to Tenant's written request for alterations within fifteen (15) days of when received, such alteration shall be deemed to have been approved by Landlord. Tenant agrees to save Landlord harmless on account of any claim or lien of mechanics, materialmen or other party, in connection with any alterations, additions or improvements of or to the Premises performed by Tenant. Tenant shall furnish such waivers of liens and appropriate affidavits from the general contractor or subcontractors as Landlord may reasonably require. Notwithstanding the foregoing, Tenant shall be entitled to make the following changes without necessity of Landlord's consent: (i) any alterations required to be made by it pursuant to governmental orders, rules, laws, regulations, ordinances or requirements, (ii) any changes in its signage, and
(iii) any non-structural alterations costing less than $25,000.00. Tenant shall have the right to finance any alterations or improvements permitted hereunder and may pledge its interest in this Lease as security therefor; provided, however, that any liens granted in connection with such financings shall be subordinate to both the rights of Landlord under this Lease and to the rights of any of Landlord's mortgagees.

         13. GOVERNMENTAL ORDERS. Tenant agrees, at its own expense, to promptly comply with all requirements of any public authority made necessary by reason of Tenant's occupancy of the Premises or which may be necessary for Tenant's occupancy to

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continue.  Landlord shall have no obligation of any kind for such compliance.

         14. CONDEMNATION. If all or a substantial part of the Premises is condemned for any public use or purpose, then the Term shall cease from the date when possession thereof is taken, and rent shall be prorated as of that date; provided, however, that Tenant may elect to continue this Lease in full force and effect notwithstanding any such taking. Any termination shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by such condemnation from the condemner. Neither Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority notwithstanding the termination of the Lease as herein provided. If the Lease is not terminated as provided above, then (i) this Lease shall continue in effect with respect to the remaining portion of the Premises, in which event the rent payable hereunder during the unexpired portion of the Term of this Lease shall be adjusted equitably, and (ii) Landlord shall proceed with reasonable diligence to rebuild and repair the untaken portions of the Premises to as nearly as reasonably possible their value, condition, and character as such existed immediately prior to such taking. The obligation of Landlord to rebuild the Premises as required by this Paragraph 14 shall not be affected or diminished in any way by Landlord's inability to obtain access to any condemnation proceeds which may have been delivered to Landlord's mortgagee. The phrase "substantial part," for purposes of this section shall mean so much of the Premises, the

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improvements located thereon, access to the Premises, or any combination of the foregoing, such that the taking thereof would prevent or substantially impair the ability of Tenant to operate its business in a manner consistent with the operation of its business prior to such taking.

         15. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld), assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. All requests for assignment or subletting shall be made in writing and delivered to Landlord. Failure by Landlord to disapprove of any proposed assignment or subletting within thirty (30) days after receipt of Tenant's written request shall result in such request being deemed approved. Consent to any assignment or sublease shall not invalidate this provision, and all later assignments or subleases shall be made only on the prior written consent of Landlord. Any assignee of Tenant, at option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Notwithstanding the foregoing, Tenant shall be entitled to freely assign or sublet its interest in this Lease to any parent, wholly-owned subsidiary, or other entity, under common control with Tenant, without the prior written consent of Landlord. Moreover, the sale or transfer of all or any part of the capital

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stock of Tenant shall not be deemed to be an assignment hereunder.

         16. REMOVAL OF FIXTURES. Tenant may (so long as no Event of Default has occurred and is continuing hereunder), prior to the end of the Term, remove all trade fixtures and equipment which Tenant has purchased as leasehold improvements or placed in the Premises subsequent to the date hereof, provided that Tenant repairs all damage to the Premises caused by the removal. However, any buildings, fixtures, or other attached property installed by Tenant as replacements of existing items, or anything that cannot be removed without substantially changing the character of the Premises, shall become the property of Landlord.

         17. CANCELLATION OF LEASE BY LANDLORD. It shall be an "Event of Default" hereunder if,

              (a) Tenant fails to pay rent, including additional rent herein reserved, when due, and fails to cure the failure to pay within ten (10) days after written notice thereof from Landlord;

              (b) Tenant fails to perform any of the terms or provisions of this Lease other than the provision requiring the payment of rent, and fails to cure the default within thirty (30) days after the date of receipt of written notice of default from Landlord; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall, within such

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period, commence such cure and thereafter diligently prosecute the same to completion;

              (c)  Tenant is adjudicated bankrupt;

              (d) a permanent receiver is appointed for Tenant's property and the receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain the removal;

              (e) Tenant or any guarantor of Tenant's obligations under this Lease files a petition seeking an order for relief under Title 11 of the United States Code, as amended, or under any similar law or statute of the United States or any state thereof, or a petition seeking an order for relief under Title 11 of the United States Code, or any similar law or statute of the United States or any state thereof, is filed against Tenant or any guarantor of Tenant's obligations under this Lease and such petition is not dismissed with prejudice within sixty days from the date of filing;

              (f)  Tenant makes an assignment for benefit of creditors; or

         (g) Tenant's effects should be levied upon or attached under process against Tenant and not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof.

Upon the occurrence of an Event of Default, Landlord may pursue any right or remedy against Tenant available at law or in equity. Without limitation to the foregoing, Landlord, at its option, may at once or within six (6) months thereafter (so long as such

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Event of Default is continuing), elect to terminate this Lease by written notice to Tenant; whereupon this Lease shall terminate. Any notice provided in this section may be given by Landlord, or its attorney, or agent herein named. Upon termination of the Lease by Landlord, Tenant shall at once surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom, or Landlord shall be entitled to remove all persons and effects therefrom, using such force as may be necessary without being guilty of trespass, forcible entry or detainer or other tort.

         18. RELETTING BY LANDLORD. If, after an Event of Default, Landlord has not elected to terminate this Lease, Landlord shall, as Tenant's agent, without terminating this Lease, enter upon and exercise good faith efforts to rent the Premises at the best price obtainable by reasonable effort, for any term Landlord deems proper. Tenant shall be liable to Landlord for the present value of any deficiency between rent due hereunder and the rent received by Landlord upon relenting. For purposes of computing the "present value of any deficiency" in accordance with the provisions of this paragraph, the parties agree to utilize a discount rate equal to the then prevailing prime rate of interest charged by leading money center banks as published in "THE WALL STREET JOURNAL."

         19. FINANCIAL STATEMENTS. Within fifteen (15) days after such are prepared (but in no event later than 120 days after the end of each fiscal year), Tenant shall deliver to Landlord audited consolidated financial statements of United Auto

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Group, Inc. ("UAG") prepared in accordance with generally accepted accounting principles consistently applied by an independent certified public accountant; provided, however, that if UAG's auditors love not delivered such financial statements within said 120-day period despite UAG's diligent requests of them to do so, such added delay shall not constitute a default or an Event of Default hereunder. In addition, Tenant shall deliver to Landlord from time to time (but no more than once in any given calendar year), within thirty (30) days after request, current unaudited financial statements of Tenant prepared in accordance with generally accepted accounting principles consistently applied by and certified to be true and correct by Tenant.

         20.  FOR RENT SIGNS.  Landlord may place "FOR RENT" or "FOR SALE
"signs in the Premises one hundred eighty (180) days before the end of the Term. Landlord may enter the Premises at reasonable hours, and after reasonable notice, to show the Premises to prospective purchasers or tenants.

         21. EFFECT OF TERMINATION OF LEASE. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

         22. WARRANTIES OF TITLE AND QUIET POSSESSION. Landlord warrants and represents that it has good and marketable title to the Premises and has full right to make this Lease and that Tenant shall have quiet and peaceable possession of the Premises during the Term so long as no Event of Default is in existence and continuing hereunder.

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         23.  SUBORDINATION ATTORNMENT.  This Lease is subject and subordinate to any deed of trust, mortgage, or other security instrument, which presently or may in the future cover the Premises, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such deed of trust, mortgage, or security instrument, provided, however, that Tenant's subordination to any encumbrance arising after the date of this Lease shall be conditioned upon Landlord's delivery to Tenant of a nondisturbance agreement in form reasonably satisfactory to Tenant. Tenant shall, however, within ten (10) days after demand, execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord may reasonably require. If Tenant fails to return such instrument or certificate within said ten (10) day period due to any reasonable objection(s) as to its form, Tenant shall not be deemed in default hereunder so long as Tenant indicates to Landlord the basis of such reasonable objection(s) within said ten
(10) day period.

         This Lease is further subject and subordinate to (a) all applicable ordinances of the city in which the Premises are located, relating to easements, franchises and other interests or rights upon, across, or appurtenant to the Premises, and (b) utility easements and agreements, covenants, restrictions, and other encumbrances, both existing and (subject to the provisions of Paragraph 24 hereof) any future encumbrances.

         Notwithstanding the generality of the foregoing, any mortgagee shall have the right at any time to subordinate any

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deed of trust, mortgage, or other security instrument to this Lease.  At any time, before or after the institution of any proceedings for the foreclosure of any deed of trust, mortgage, or other security instrument or sale of the Premises under any such deed of trust, mortgage, or other security instrument, Tenant shall attorn to such purchaser upon any such sale or the grantee under any deed in lieu of such foreclosure and shall recognize such purchaser or grantee as Landlord under this Lease. The agreement of Tenant to attorn contained in the immediately preceding sentence shall survive any such foreclosure sale, trustee's sale, or conveyance in lieu thereof. Tenant shall, upon demand at any time, before or after any foreclosure sale, trustee's sale, or conveyance in lieu thereof, execute, acknowledge, and deliver to Landlord's mortgagee any written instruments and certificates evidencing such attornment as Landlord's mortgagee may reasonably require. Upon Tenant's written request and notice to Landlord, Landlord shall obtain from any such mortgagee a written agreement that the rights of Tenant shall remain in full force and effect during the Term of this Lease so long as Tenant shall continue to recognize and perform all of the covenants and conditions of this Lease.

         24. ESTATE CREATED FUTURE GRANTS. Landlord and Tenant intend for and agree that this Lease shall create a leasehold estate in the Premises for the Term. Landlord agrees that, during the Term of this Lease, it will not execute or join in any conveyances of easements or restrictive covenants or other agreements restricting or affecting Tenant's use of the Premises without the prior written consent of Tenant.

         25. HOLDING OVER. If Tenant remains in possession of the Premises after expiration of the Term, with Landlord's acquiescence and without any express agreement of parties, Tenant shall be a tenant from month-to-month at a monthly rent rate equal to 150% of the monthly rental rate in effect at the end of the Tenn, and there shall be no renewal of this Lease by operation of law.

         26. ATTORNEY'S FEES AND HOMESTEAD. In the event either party should seek to enforce its rights under this Lease through judicial process, the prevailing party in any such action shall be entitled to collect from the other party, in addition to all other sums owing hereunder, its reasonable attorney's fees. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease.

         27. RIGHTS CUMULATIVE. All rights hereunder shall be cumulative but not restrictive to those given by law.

         28. SERVICE OF NOTICE. Any notice required or permitted to be delivered hereunder may be delivered in person or by United States certified mail, postage prepaid, return receipt requested, or by recognized overnight courier (e.g. Federal Express or DHL), next day delivery charges prepaid, addressed to the parties at the addresses indicated above or at such other addresses as may be specified by written notice delivered in accordance herewith. Such notices shall be deemed effective three (3) business days after deposited in the U.S. mail, or on the next business day if delivered by overnight courier, or immediately upon delivery in person.

         29. WAIVER OF RIGHTS. Neither party's failure to exercise any power given to them hereunder, or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of such party's right to demand exact compliance with the terms hereof.

         30.  TIME OF ESSENCE.  Time is of the essence under this Lease.

         31. SUCCESSORS AND ASSIGNS. This Lease shall apply to, inure to the benefit of, and be binding upon the parties hereof and their respective successors, permitted assigns, and legal representatives except as otherwise expressly provided herein.

         32. TRIPLE NET LEASE. This Lease shall be considered a "triple net lease" so that, except as expressly set forth herein, Tenant shall bear all responsibility as additional rent for all payments of any kind or nature relating to the Premises and/or the ownership, leasing, operation, maintenance, repair and replacement, rebuilding, use or occupation thereof during the Term, including but not limited to payment of all taxes (except for income, estate, inheritance or gift taxes of Landlord), insurance, repairs, maintenance, assessments, or otherwise. Except as expressly set forth herein, (i) Tenant shall assume with respect to the Premises every obligation relating thereto which the ownership thereof entails and which, but for this

Lease, would be borne by Landlord; and (ii) Tenant agrees to indemnify and hold harmless Landlord for any and all claims, liabilities or costs including attorneys' fees) arising out of this Lease or Tenant's occupancy; provided, however, that in no event shall Tenant be responsible for, or be deemed to have indemnified Landlord against any violation of applicable environmental laws existing on the date of this Lease.

         33. ENTIRE AGREEMENT; CONFLICT. This Lease and the SPA, including any attachments made a part hereof or thereof, contains the entire agreement between the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or in the SPA, shall be of any force or effect. In the event of any conflict between the terms contained herein and the terms contained in the SPA, the terms of the SPA shall control.

         34. SEVERABILITY. If any term, provision or clause of this Lease, or if the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, then the remainder of this Lease or the application of such term, provision or clause to persons or circumstances other than those to which it is invalid or unenforceable shall not be affected thereby, and each and every remaining term, provision, clause and application of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         35. EXECUTION IN COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         36. AMENDMENT. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant.

         37. HEADINGS. The headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.

         38. GOVERNING LAW. This Lease shall be construed in accordance with the laws of the State of Georgia, and all obligations of the parties created hereunder are performable in Gwinnett County, Georgia.

         39. FORCE MAJEURE. Wherever a period of time is herein prescribed for action to be taken by either Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, wars, governmental laws, regulations or restrictions or other causes which are beyond the control of Landlord or Tenant, as the case may be.

         40. LIMITATION OF WARRANTIES. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE OR IN THE SPA.

         IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, in triplicate, the day and year first above written.


                                           LANDLORD:

                                           /s/Carl H. Westcott
                                           -------------------
                 Notarized                 Carl H. Westcott

                                           TENANT:

                                           Atlanta Toyota, Inc.
                                           a Texas Corporation

                                           By: /s/George Lowrance
                                               ------------------
                                               Name: George Lowrance
                 Notarized                     Title: Secretary

                                      EXHIBIT "A"
         All that certain tract or parcel of land containing 9.634 acres, lying and being in Land Lot 231 of the 6th District of Gwinnett County, Georgia, being more particularly shown on a plat of survey of Precision Planning, Inc., Randall
W. Dixon, G.R.L.S. No. 1678, dated December 18, 1986, and from said plat described as follows:

         BEGINNING on an iron pin (set) located on the Southwestern margin of the right-of-way of Pleasant Hill Road (a 120 foot right-of-way), said iron pin being the Northernmost corner of the property herein conveyed as shown and described on the survey of this property prepared by Precision Planning, Inc., as referenced above, said iron pin also being the Northernmost point of the right-of-way of Old Norcross Road as conveyed by right-of-way deed recorded in Deed Book 3131, Page 198, Gwinnett County, Georgia, Records, as said deed defines and illustrates the point of intersection of the Southeastern boundary of Old Norcross Road and the Southwestern margin of Pleasant Hill Road, and running thence from said Beginning in a Southeasterly direction along the right
- -of-way of Pleasant Hill Road the following courses and distances: South 53 degrees 36 minutes 34 seconds Ease 382.22 feet; and thence 117.79 feet along the arc of a curve to the right to an iron pin (set), such curve being subtended by a cord bearing South 52 degrees 24 minutes 22 seconds East 117.77 feet and having a radius of 2,804.79 feet; thence with the line of property now or formerly owned by Pleasant Land Corporation South 61 degrees 53 minutes 21 seconds West 796.81 feet to an iron pin (set); and South 62 degrees 44 minutes
28 seconds West 238.77 feet to an iron pin (set) located on the Southeastern right-of-way of Franklin Road (a 100 foot right-of-way); thence with the right
- -of-way of Franklin Road in a Northwesterly direction the following courses and distances: 259.45 feet along the arc of a curve to the left, such curve being subtended by a cord bearing North 19 degrees 11 minutes 36 seconds West 258.95 feet and having a radius of 1,195.915 feet; thence North 25 degrees 24 minutes
29 seconds West 143.57 feet to an iron pin (set); and North 18 degrees 55 minutes 18 seconds East 107.30 feet to an iron pin (set) located at the intersection of the rights-of-way of Franklin Road and Old Norcross Road; thence with the Southeastern right-of-way of Old Norcross Road the following courses and distances: 113.32 feet along the arc of a curve to the right to an iron pin
(set), such curve being subtended by a cord bearing North 62 degrees 24 minutes 13 seconds East 113.32 feet, and having a radius of 6,346.386 feet; thence North 61 degrees 53 minutes 21 seconds East 538.05 feet to an iron pin (set); and North 88 degrees 08 minutes 13 seconds East 51.02 feet to the point and place of BEGINNING.


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